EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century Financial Corporation

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 of New Century Financial Corporation (formerly known as “New Century, REIT, Inc.”) (the “Company”) of our report dated September 8, 2004, with respect to the consolidated balance sheet of the Company as of August 31, 2004, which report appears in the September 30, 2004, Prospectus of the Company.

/s/ KPMG LLP

Los Angeles, California

October 13, 2004